Exhibit 99.1

Non-GAAP financial measures

In addition to financial measures presented in accordance with accounting principles generally accepted in the United States ("GAAP"), we present certain non-GAAP financial measures, including gross margin, operating margin, income tax expense and earnings per diluted share results on an adjusted basis, free cash flow, as well as EBITDA and Adjusted EBITDA, in various places throughout this offering memorandum. These measures exclude strategic developments, acquisition and integration costs and related fair value adjustments, gains and losses associated with disposals of businesses or significant product lines, regulatory costs related to updating existing product registrations to comply with the European Medical Device Regulations, special charges, the transitional impacts of the U.S. Tax Cuts and Jobs Act (the "Tax Act"), changes in tax accounting methods, other tax law changes, expenses associated with these tax items, the impacts of significant litigation matters or other unusual events. We also exclude expenses associated with the amortization of purchased intangible assets. These adjustments are made to allow investors to evaluate and understand operating trends excluding their impact on operating income and earnings per diluted share. Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

We believe that issuers of high yield securities also present non-GAAP EBITDA and adjusted EBITDA because investors, analysts and rating agencies consider them useful in measuring the ability of high yield issuers to meet debt service obligations. For the definitions and further discussion of our non-GAAP financial measures of EBITDA and adjusted EBITDA, and reconciliations to their most directly comparable financial measures presented in accordance with GAAP, see "Summary—Summary historical consolidated financial information and other data".

In addition, we present certain results on a constant currency basis. Constant currency information compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. We monitor sales performance on an adjusted basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars. We calculate constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. We believe that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors.

We report our financial results in accordance with GAAP. However, our management believes that certain non-GAAP financial measures contribute to an understanding of our financial performance, provide additional analytical tools to understand our results from core operations and reveal underlying trends. Our non-GAAP financial measures, as we use them, may not be comparable to similarly titled measures used by other companies. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of liquidity or financial performance prepared in accordance with GAAP.

Summary historical financial data of Hillrom

The following table sets forth the summary historical financial data of Hillrom as of and for the periods indicated. The summary historical consolidated financial data as of September 30, 2018 and 2017 and for the fiscal years ended September 30, 2018, 2017 and 2016 has been derived from Hillrom's audited consolidated financial statements incorporated by reference in this offering memorandum. The summary historical consolidated financial data as of September 30, 2016 has been derived from Hillrom's audited consolidated financial statements for such year, which are not included or incorporated by reference herein. We have derived the summary historical consolidated financial data as of June 30, 2019 and for the three and nine months ended June 30, 2019 and 2018 from the unaudited condensed consolidated financial statements of Hillrom for such periods incorporated by reference into this offering memorandum, which contain all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of our financial position and results of operations for the periods presented. We derived the summary historical consolidated financial data for the twelve months ended June 30, 2019 by adding the financial data for the fiscal year ended September 30, 2018 and the nine months ended June 30, 2019, and subtracting the financial data for the nine months ended June 30, 2018. Operating results for the three, nine-and twelve-month periods are not necessarily indicative of results for a full fiscal year or any other period. The audited consolidated financial statements as of September 30, 2018 and 2017 and for the fiscal years ended September 30, 2018, 2017 and 2016 and the unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the three and nine months ended June 30, 2019 and 2018 of Hillrom are incorporated by reference in this offering memorandum.

This summary historical financial data of Hillrom is qualified in its entirety by reference to, and should be read in conjunction with, the information contained in "Capitalization", "Selected consolidated historical financial and other data", and "Management's discussion and analysis of financial condition and results of operations", included herein, as well as the audited consolidated financial statements of Hillrom for the fiscal years ended September 30, 2018, 2017 and 2016 and the unaudited interim condensed consolidated financial statements of Hillrom for the three and nine months ended June 30, 2019 and 2018, in each case incorporated by reference in this offering memorandum.

Statements of consolidated income

(Dollars in millions except	Twelve months ended June 30,	Three months ended June 30,		Fiscal year ended September 30,
per share data)	2019	2019	2018	2018	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Net Revenue
Product sales and service	$2,567.2	$653.0	$617.6	$2,469.6	$2,358.1	$2,263.4
Rental revenue	316.5	73.8	91.0	378.4	385.6	391.8
Total Revenue	2,883.7	726.8	708.6	2,848.0	2,743.7	2,655.2
Gross Profit
Product sales and service	1,257.1	320.7	300.1	1,195.5	1,122.3	1,054.0
Rental revenue	158.3	39.5	47.9	198.7	198.3	203.0
Total Gross Profit	1,415.4	356.6	348.0	1,394.2	1,320.6	1,257.0
Research and development expenses	138.9	34.1	33.6	135.6	133.7	133.5
Selling and administrative expenses	910.8	246.4	221.9	891.5	876.1	853.3
Special charges	30.9	6.2	14.0	77.6	37.4	39.9
Operating Profit	334.8	69.9	78.5	289.5	273.4	230.3
Other income (expense), net	(89.4)	(24.2)	(23.0)	(92.3)	(90.4)	(92.0)
Income Before Income Taxes	245.4	45.7	55.5	197.2	183.0	138.3
Income tax expense (benefit)	30.7	13.1	10.3	(55.2)	50.7	15.5
Net Income	214.7	32.6	45.2	252.4	132.3	122.8
Less: Net loss attributable to non-controlling interests	—	—	—	—	(1.3)	(1.3)
Net Income Attributable to Common Shareholders	$214.7	$32.6	$45.2	$252.4	$133.6	$124.1
Other Financial Data:
Cash provided by (used in):
Operating activities	$446.5	$142.9	$124.2	$395.2	$311.1	$281.2
Investing activities	(285.6)	(196.1)	(17.0)	(82.4)	(389.4)	(97.7)
Financing activities	(202.5)	68.2	(90.2)	(356.6)	70.6	(141.9)
Effect of exchange rate changes on cash	(2.3)	0.6	(9.5)	(5.0)	7.3	(2.2)
Capital expenditures	(68.5)	(19.5)	(20.5)	$(89.5)	$(97.5)	$(83.3)
Adjusted EBITDA(1)	$627.6	$159.4	$151.9	$617.6	$573.8	$541.4
Other Adjusted Financial Data
Ratio of adjusted total debt to Adjusted EBITDA(2)	3.3	13.1	14.3	3.2	3.7	4.0

Balance sheet data

	As of	As of September 30,
(Dollars in millions)	June 30, 2019	2018	2017	2016
Cash and cash equivalents	$202.6	$183.0	$231.8	$232.2
Total assets	4,575.3	4,360.0	4,528.7	4,262.4
Total debt(3)	$2,950.6	$2,743.8	$3,163.1	$2,148.5
Shareholders' equity	1,624.7	1,616.2	1,365.6	1,235.9

(1)   Adjusted EBITDA and EBITDA are non-GAAP financial measures. These measurements should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA and EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We define Adjusted EBITDA as EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization), as further adjusted to eliminate the impact of certain (i) non-cash items or (ii) items that we do not consider in assessing our on-going operating performance. Because they omit these non-cash items, we feel that Adjusted EBITDA and EBITDA are less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect our operating performance. We believe Adjusted EBITDA and EBITDA are useful to investors in evaluating our operating performance because:

•	securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities; and

•	it is used by our management for internal planning purposes, including aspects of our combined operating budget and capital expenditures.

Each of Adjusted EBITDA and EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, working capital;

•	it does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

•	it does not reflect payments made or future requirements for income taxes;

•	it adjusts for restructuring charges, acquisition integration charges and certain other charges or expenses that we do not consider indicative of future performance, some of which may require cash expenditures;

•	although it reflects adjustments for factors that we do not consider indicative of future performance, we may, in the future, incur expenses similar to the adjustments reflected in our calculation of EBITDA and Adjusted EBITDA in this offering memorandum; and

•	although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect cash requirements for such replacements.

Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

The following table presents a reconciliation from net income to EBITDA and Adjusted EBITDA.

	Twelve months ended June 30,	Three months ended June 30,		Fiscal year ended September 30,
	2019	2019	2018	2018	2017	2016
			(in millions)
Net income	$214.7	$32.6	$45.2	$252.4	$132.3	$122.8
Income tax expense (benefit)	30.7	13.1	10.3	(55.2)	50.7	15.5
Other expense, including net interest expense(a) Operating income	89.4	24.2	23.0	92.3	90.4	92.0
	334.8	69.9	78.5	289.5	273.4	230.3
Depreciation and amortization	193.0	49.2	50.2	203.9	210.8	209.0
EBITDA	527.8	119.1	128.7	493.4	484.2	439.3
Adjustments:
Stock-based compensation(b)	33.4	10.0	5.8	28.1	23.0	23.1
Acquisition and integration costs and related fair value adjustments(c)	16.6	13.9	2.7	8.1	23.5	38.9
Field corrective actions(d)	5.6	5.6	—	—	—	0.2
Special charges(e)	30.9	6.2	14.0	77.6	37.4	39.9
Regulatory compliance costs(f)	13.3	4.6	0.6	4.5	—	—
Litigation settlements and expenses(g)	—	—	—	5.8	5.7	—
Tax law and method changes(h)	—	—	0.1	0.1	—	—
Adjusted EBITDA	$627.6	$159.4	$151.9	$617.6	$573.8	$541.4

(a) Primary component is interest expense, but also includes investment earnings, transactional impacts of foreign exchange and other miscellaneous non-operating income and expense.

(b) Stock-based compensation included as an adjustment to be consistent with the calculation of Adjusted EBITDA in our debt instruments.

(c) Acquisition and integration costs and related fair value adjustments include legal and professional fees, severance, temporary labor, consulting and other costs related to the closing and integration of acquired businesses, including purchase accounting adjustments for deferred revenue and contingent consideration and the write-off of inventory step-up associated with the allocation of purchase price to acquired assets.

(d) Field corrective action costs relate to costs incurred to address broad-based product related matters outside of normal warranty provisions.

(e) Special charges include a variety of costs associated with restructuring actions, including severance and related benefits, lease termination fees, asset write-downs and temporary labor on shutdown of operations.

(f) Regulatory compliance costs are costs related to updating existing product registrations to comply with the European Medical Device Regulations.

(g) Aggregate charges, costs or recoveries associated with litigation settlements.

(h) Tax law and method changes relate to costs incurred due to the Tax Cuts and Jobs Act enacted in the United States in December 2017.

(2) Adjusted total debt is defined as our total debt as shown in the balance sheet data table and as of June 30, 2019 on an as adjusted basis after giving effect to the Transactions.

(3) The balance sheet data table reflects total liabilities on a GAAP basis as of the dates presented, which includes a deduction for unamortized debt issuance costs. The aggregate principal amounts owed on our long-term debt (including current portion) as of each date presented, in millions, is $2,070.2, $1,972.9, $2,309.3 and $2,148.5, as of June 30, 2019, September 30, 2018, September 30, 2017 and September 30, 2016, respectively.

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